UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent

On September 13, 2021 (the “Closing Date”), Flowserve Corporation (the “Company”) amended and restated its credit agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, and the other lenders (together, the “Lenders”) and letter of credit issuers party thereto to (1) retain, from the Existing Credit Agreement (as defined below), the $800.0 million unsecured revolving credit facility (which includes a $750.0 million sublimit for the issuance of letters of credit and a $30.0 million sublimit for swing line loans) and the right, subject to certain conditions including a Lender approving any such increase, to increase the amount of such revolving credit facility by an aggregate amount not to exceed $400.0 million and (2) provide for an up to $300 million unsecured term loan facility, a maturity date for the revolving and term loans of September 13, 2026 and the ability to make certain adjustments to the otherwise applicable commitment fee, interest rate and letter of credit fees based on the Company’s performance against to-be-established key performance indicators with respect to certain of the Company’s environmental, social and governance targets.

On the Closing Date, approximately $300.0 million was drawn under the Amended and Restated Credit Agreement to fund, in part, the previously announced redemption of the Company’s 3.500% Senior Notes due September 2022 and 4.000% Senior Notes due November 2023. As of the Closing Date, the Company had no revolving loans outstanding and had $78.0 million of outstanding letters of credit under the Company’s then-existing Credit Agreement dated as of July 16, 2019, as amended, among the Company, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders and letter of credit issuers party thereto (the “Existing Credit Agreement”). In connection with the amendment and restatement of the Existing Credit Agreement on the Closing Date, the Company’s outstanding letters of credit under the Existing Credit Agreement were transferred to be under the Amended and Restated Credit Agreement. Future draws under the Amended and Restated Credit Facility will be subject to various conditions, including the absence of defaults under the Amended and Restated Credit Agreement.

The interest rates per annum applicable to the revolving credit facility under the Amended and Restated Credit Agreement (other than in respect of swing line loans) will be LIBOR (with respect to loans in Dollars), SONIA (with respect to loans in Sterling), EURIBOR (with respect to loans in Euros) or such other rate determined by the Administrative Agent (with respect to loans in currencies approved pursuant to the terms of the Amended and Restated Credit Agreement which are not Dollars, Sterling or Euros) (collectively, the “Relevant Rate”) plus between 1.000% to 1.750% depending on the Company’s debt rating by either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Financial Services LLC (“S&P”), or, at the option of the Company, the Base Rate (as defined in the Credit Agreement) plus between 0.000% to 0.750% depending on the Company’s debt rating by either Moody’s or S&P. The interest rates per annum applicable to the term loan facility under the Amended and Restated Credit Agreement will be LIBOR plus between 0.875% to 1.625% depending on the Company’s debt rating by either Moody’s or S&P, or, at the option of the Company, the Base Rate (as defined in the Credit Agreement) plus between 0.000% to 0.625% depending on the Company’s debt rating by either Moody’s or S&P. As of the Closing Date, the initial interest rate on the revolving credit facility under the Amended and Restated Credit Agreement was the Relevant Rate plus 1.375% in the case of Relevant Rate loans and the Base Rate plus 0.375% in the case of Base Rate loans, and the initial interest rate on the term loan facility under the Amended and Restated Credit Agreement was LIBOR plus 1.250% in the case of LIBOR loans and the Base Rate plus 0.250% in the case of Base Rate loans. Beginning on the Closing Date, a commitment fee will be payable quarterly in arrears on the daily unused portions of the revolving facility under the Amended and Restated Credit Agreement. The commitment fee will be between 0.080% and 0.250% of unused amounts under the revolving credit facility depending on the Company’s debt rating by either Moody’s or S&P.

The Credit Agreement includes customary representations and warranties, affirmative and negative covenants, and events of default, including maintenance of consolidated net leverage ratios and interest coverage. If an event of default occurs and is continuing, the Lenders have the right to declare all outstanding loans immediately due and payable.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Amended and Restated Credit Agreement and the transactions contemplated therein, and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosures required by this Item 1.02 are incorporated herein by reference to the disclosures set forth above under Item 1.01 regarding the termination of the Existing Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are incorporated herein by reference to the disclosures contained under Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of September 13, 2021, among Flowserve Corporation, Bank of America, N.A., as swing line lender, a letter of credit issuer and administrative agent, and the other lenders and swing line lenders referred to therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Flowserve Corporation

Date: September 14, 2021	By:	/s/ Amy B. Schwetz
Amy B. Schwetz Senior Vice President, Chief Financial Officer